UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 25, 2016

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the completion of the initial public offering (the “Offering”) of the common stock, par value $0.01 per share (the “Common Stock”), of US Foods Holding Corp. (the “Company”), described in the Company’s prospectus, dated May 25, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Prospectus”), which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-209442), as amended (the “Registration Statement”), on June 1, 2016, the Company entered into an Amended and Restated Stockholders Agreement, among the Company and the stockholders named therein (the “Stockholders Agreement”), an Amended and Restated Registration Rights Agreement, by and among the Company and the stockholders named therein (the “Registration Rights Agreement”), Amendment No. 1 to the Management Stockholder’s Agreement by and between the Company and the management stockholders party thereto (the “Amendment to the MSA”), a termination agreement of the amended and restated consulting agreement (the “CD&R Termination Agreement”) by and among the Company, US Foods, Inc., the Company’s wholly owned subsidiary (“USF”) and CD&R (defined below) and a termination agreement of the amended and restated consulting agreement (the “KKR Termination Agreement” and, together with the CD&R Termination Agreement, the “Termination Agreement”) by and among the Company, USF and KKR (defined below). Affiliates of Clayton, Dubilier & Rice, LLC (“CD&R”) and Kohlberg Kravis Roberts & Co. L.P. (“KKR”) that are party to the Stockholders Agreement, the Registration Rights Agreement and the Termination Agreement have various relationships with the Company. For further information concerning the material relationships between the Company and the CD&R and KKR entities and their affiliates, see the section entitled “Certain Relationships and Related Party Transactions” in the Prospectus.

The Stockholders Agreement, the Registration Rights Agreement, the Amendment to the MSA, the CD&R Termination Agreement and the KKR Termination Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and are incorporated herein by reference. The terms of the Stockholders Agreement, the Registration Rights Agreement and the Termination Agreement are substantially the same as the terms set forth in the forms of the agreements filed as exhibits to the Registration Statement and as described in the Prospectus. The Amendment to the MSA provides that, after the consummation of the Offering, in the event of a management stockholder’s death or permanent disability, the Company may either waive the transfer restrictions on the securities owned by the management stockholder or repurchase the securities.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Timothy R. McLevish to the Board of Directors

Effective May 26, 2016, the Company’s Board of Directors appointed Timothy R. McLevish to the Company’s Board of Directors, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Biographical information regarding Mr. McLevish and a description of the material terms of his compensation have been previously reported by the Company in the Prospectus.

US Foods Holding Corp. 2016 Omnibus Incentive Plan

Effective May 25, 2016, the Company’s Board of Directors adopted, and its stockholders approved, the US Foods Holding Corp. 2016 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), a copy of which is filed as Exhibit 10.6 and incorporated herein by reference. The Omnibus Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, cash based awards and performance-based awards to employees, directors or other persons having a service relationship with the Company and its subsidiaries. For further information regarding the Omnibus Incentive Plan, see “Management—Compensation Arrangements Adopted in Connection with This Offering—2016 Omnibus Incentive Plan” in the Prospectus.

The above description of the Omnibus Incentive Plan is not complete and is qualified in its entirety by reference to Exhibit 10.6.

US Foods Holding Corp. Employee Stock Purchase Plan

Effective June 1, 2016, the Company’s Board of Directors adopted, and its stockholders approved, the US Foods Holding Corp. Employee Stock Purchase Plan (the “ESPP”), a copy of which is filed as Exhibit 10.7 and incorporated herein by reference. The ESPP provides certain employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. For further information regarding the ESPP, see “Management—Compensation Arrangements Adopted in Connection with This Offering—US Foods Holding Corp. Employee Stock Purchase Plan” in the Prospectus.

The above description of the ESPP is not complete and is qualified in its entirety by reference to Exhibit 10.7.

Item 3.03. Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated in the Prospectus, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) became effective as of May 25, 2016. The Charter, among other things, provides that the Company’s authorized capital stock consists of 600,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share.

The Company’s bylaws were also amended and restated as of June 1, 2016, as described in the Prospectus (the “Bylaws”).

For further information regarding the foregoing and other provisions of the Charter and the Bylaws, see “Description of Capital Stock” in the Prospectus. The Charter and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Board of Directors of the Company approved certain actions deemed appropriate to effect the Offering. On May 25, 2016, the following were submitted to and approved by the stockholders of the Company by written consent:

•	the Amended and Restated Certificate of Incorporation of the Company;

•	the US Foods Holding Corp. 2016 Omnibus Incentive Plan; and

•	the US Foods Holding Corp.Employee Stock Purchase Plan.

Each of the foregoing documents is described in the Prospectus and included as an exhibit hereto.

Item 8.01 Other Events.

On May 25, 2016, the Company priced its Offering of 51,111,111 shares of Common Stock for cash consideration of $23.00 per share ($21.9075 per share net of underwriting discounts), including the exercise in full by the underwriters of their option to purchase additional shares, to a syndicate of underwriters led by joint-book running managers Goldman, Sachs & Co., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC. The Offering of 51,111,111 shares of Common Stock settled on June 1, 2016, and the Company received approximately $1.1 billion in net proceeds, after deducting underwriting discounts and estimated offering expenses.

On May 31, 2016, conditional upon the receipt by the Company of net proceeds from the Offering in an amount equal to at least $1.1 billion and certain other conditions, USF issued a Notice of Conditional Partial Redemption (the “Notice of Partial Redemption”) to the holders of all of the outstanding 8.5% Senior Notes Due 2019 (the “Outstanding Notes”) issued under the Indenture, dated as of May 11, 2011, as supplemented by the First Supplemental Indenture, dated as of December 6, 2012, the Second Supplemental Indenture, dated as of December 27, 2012, the Third Supplemental Indenture, dated as of January 16, 2013, the Fourth Supplemental Indenture, dated as of December 19, 2013, and as otherwise supplemented from time to time, among USF, the Subsidiary Guarantors from time to time party thereto, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee (the “Indenture”), whereby USF has elected to redeem $1.1 billion aggregate principal amount of the Outstanding Notes on the Redemption Date, subject to the satisfaction of the conditions precedent set forth in the Notice of Partial Redemption (the “First Redemption”). The “Redemption Date” is defined as June 30, 2016 or, if the conditions precedent are not satisfied on or prior to June 30, 2016, such later date (but not later than July 30, 2016) as the conditions precedent are satisfied. As further described in the Notice of Partial Redemption, in USF’s discretion, the First Redemption may be delayed or may not occur and the Notice of Partial Redemption may be rescinded in the event that the conditions precedent are not satisfied by the Redemption Date.

Additionally, on May 31, 2016, conditional upon the completion of the First Redemption and the receipt by USF of net proceeds from the incurrence of additional debt in an amount equal to at least $475.0 million (or such other amount as may be determined by USF in its discretion), USF issued a Notice of Conditional Full Redemption (the “Notice of Full Redemption”) to the holders of all of the Outstanding Notes under the Indenture, whereby USF has elected to redeem all remaining Outstanding Notes (expected to be $258.3 million aggregate principal amount) after giving effect to the First Redemption, on the Redemption Date, subject to the satisfaction of the conditions precedent set forth in the Notice of Full Redemption (the “Second Redemption”). As further described in the Notice of Full Redemption, in USF’s discretion, the Second Redemption may be delayed or may not occur and the Notice of Full Redemption may be rescinded in the event that the conditions precedent are not satisfied by the Redemption Date.

The redemption price with respect to any redeemed note will be equal to 102.125% of the principal amount of the note, plus accrued but unpaid interest thereon to the Redemption Date. Following the completion of the First Redemption and the Second Redemption, USF will no longer be obligated to and will not voluntarily file reports with the U.S. Securities and Exchange Commission.

The above descriptions of the Notice of Partial Redemption and Notice of Full Redemption are not complete and are qualified in their entirety by reference to Exhibit 99.1 and Exhibit 99.2, respectively.

This report does not constitute a notice of redemption under the Indenture nor an offer to tender for, or purchase, any notes or any other security. There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of US Foods Holding Corp., effective May 25, 2016.

3.2	Amended and Restated Bylaws of US Foods Holding Corp.

10.1	Amended and Restated Stockholders Agreement, dated as of June 1, 2016, among US Foods Holding Corp. and the other parties thereto.

10.2	Amended and Restated Registration Rights Agreement, dated as of June 1, 2016, among US Foods Holding Corp. and the other parties thereto.

10.3	Form of Amendment No. 1 to the Management Stockholders Agreement, dated as of June 1, 2016, between US Foods Holding Corp. and the management stockholders parties thereto.

10.4	Termination Agreement, dated as of June 1, 2016, among US Foods Holding Corp., US Foods, Inc. and the CD&R entities signatory thereto

10.5	Termination Agreement, dated as of June 1, 2016, among US Foods Holding Corp., US Foods, Inc. and the KKR entities signatory thereto

10.6	US Foods Holding Corp. 2016 Omnibus Incentive Plan, including forms of award agreements

10.7	US Foods Holding Corp. Employee Stock Purchase Plan

20.1	US Foods Holding Corp. Prospectus dated May 25, 2016

99.1	Notice of Conditional Partial Redemption, dated May 31, 2016, for $1,090,000,000 aggregate principal amount of Outstanding Notes (incorporated by reference to Exhibit 99.1 to the Form 8-K (File No. 333-185732) of US Foods, Inc. filed with the Commission on June 1, 2016)

99.2	Notice of Conditional Full Redemption, dated May 31, 2016, for $258,270,000 aggregate principal amount of Outstanding Notes (incorporated by reference to Exhibit 99.2 to the Form 8-K (File No. 333-185732) of US Foods, Inc. filed with the Commission on June 1, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016	US FOODS HOLDING CORP.

	By:	/s/ Juliette Pryor
Juliette Pryor
Executive Vice President, General Counsel and Secretary